Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY	STATE OR OTHER JURISDICTION OF OPERATION
Lam Research AG	Austria
Lam Research Management GmbH	Austria
Novellus Systems Export, Inc.	Barbados
GaSonics World Trade Inc.	Barbados
IPEC FSC Ltd	Barbados
IPEC International Sales FSC Ltd	Barbados
Novellus Systems International, LLC	California, United States
Angstron Systems, Inc.	California, United States
Gamma Precision Technology	California, United States
Novellus Systems International Holdings Ltd.	Cayman Islands
Lam Research (Shanghai) Co., Ltd.	China
Lam Research Semiconductor (Suzhou) Co., Ltd.	China
Lam Research Service Co., Ltd.	China
SEZ China Co. Ltd.	China
Novellus Systems Semiconductor Equipment Shanghai Co. Ltd.	China
Novellus Systems International Trading (Shanghai) Co. Ltd.	China
Novellus International Holdco, Inc.	Delaware, United States
SpeedFam-IPEC International Services, LLC	Delaware, United States
Tmation Inc.	Delaware, United States
Novellus Development Company, LLC	Delaware, United States
Lam Research SAS	France
Novellus Systems SARL	France
Novellus Singapore Pte. Ltd., France Branch	France
Lam Research GmbH	Germany
Novellus Systems GmbH	Germany
Novellus Systems Service GmbH	Germany
NHL Sub GmbH	Germany
Peter Wolters GmbH	Germany
Novellus Systems (H.K.) Limited	Hong Kong
Novellus Systems Service (Hong Kong) Limited	Hong Kong
Peter Wolters of America, Inc.	Illinois, United States
Novellus Systems (India) Pvt. Ltd.	India
Peter Wolters Precision Solutions (India) Pvt. Ltd.	India
Lam Research (Ireland) Limited	Ireland
Novellus Systems Ireland Ltd.	Ireland
Lam Research (Israel) Ltd.	Israel
Novellus Systems Israel Ltd.	Israel
GaSonics Israel Ltd.	Israel
Novellus Systems International BV, Israel Branch	Israel
Lam Research S.r.l.	Italy
Novellus Systems Italy SRL	Italy
Lam Research Co., Ltd.	Japan
Peter Wolters Japan Co., Ltd.	Japan
Novellus Systems Japan, G.K.	Japan
Novellus Singapore Pte. Ltd., Japan Branch	Japan
Lam Research Korea Limited	Korea
Lam Research Luxembourg S.à.r.l.	Luxembourg
SpeedFam IPEC (Malaysia) Sdn. Bhd.	Malaysia
Novellus Systems (Malaysia) Sdn. Bhd.	Malaysia

SUBSIDIARY	STATE OR OTHER JURISDICTION OF OPERATION
Novellus Singapore Pte. Ltd., Malaysia Branch	Malaysia
LAM Research B.V.	Netherlands
Lam Research International B.V.	Netherlands
Novellus Systems BV	Netherlands
Novellus Systems International BV	Netherlands
Voumard, Inc.	New York, United States
Silfex, Incorporated	Ohio, United States
Novellus Korea LLC	Republic of South Korea
Novellus Singapore Pte. Ltd., Korea Branch	Republic of South Korea
Lam Research Singapore Pte Ltd	Singapore
SEZ Asia Pacific Pte. Ltd.	Singapore
Novellus Systems International BV, Singapore Branch	Singapore
Novellus Singapore Pte. Ltd.	Singapore
Novellus Singapore Holdings Pte. Ltd.	Singapore
Lam Research Holding GmbH	Switzerland
Lam Research International Sàrl	Switzerland
Novellus Systems (Schweiz) Holding GmbH	Switzerland
Voumard Machines Co SARL	Switzerland
Lam Research Co., Ltd.	Taiwan
Novellus Systems (H.K.) Limited, Taiwan Branch	Taiwan
Novellus Systems Service (Hong Kong) Limited, Taiwan Branch	Taiwan
Lam Research Ltd.	United Kingdom
Peter Wolters UK Ltd.	United Kingdom
Novellus Systems UK Limited	United Kingdom
Novellus Vietnam LLC	Vietnam